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                                                                       EXHIBIT 5


                        [STREICH LANG, P.A. LETTERHEAD]
                                  May 27, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE: Fremont Gold Corporation Amendment No. 1 to Form SB-2 Registration Statement (Reg. No. 333-21665)

Ladies and Gentlemen:

           This firm is counsel for Fremont Gold Corporation, a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation and Bylaws of the Company. We have also acted as counsel for the Company with respect to certain matters in connection with the preparation of Amendment No. 1 to the Registration Statement on Form SB-2 referenced above registering 7,200,000 shares of the Company's Common Stock, $.001 par value (the "Shares") under the Securities Act of 1933. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

           Based upon the foregoing, it is our opinion that:

           1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

           2. The Shares, when issued, will be duly and validly issued, fully paid and nonassessable.

           We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.


                                        Very truly yours,

                                        /s/ Christian J. Hoffmann, III

                                        Christian J. Hoffmann, III
                                        FOR THE FIRM